As filed with the Securities and Exchange Commission on May 18, 2011
Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

BLONDER TONGUE LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

         Delaware                           52-1611421
(State or other jurisdiction of incorporation or organization)                                                 (I.R.S. Employer Identification Number)

One Jake Brown Road
Old Bridge, New Jersey 08857
                   (732) 679-4000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

BLONDER TONGUE LABORATORIES, INC. 2005 EMPLOYEE EQUITY INCENTIVE PLAN, AS AMENDED

BLONDER TONGUE LABORATORIES, INC. 2005 DIRECTOR EQUITY INCENTIVE PLAN, AS AMENDED
 (Full title of each Plan)

James A. Luksch
Chairman of the Board and Chief Executive Officer
One Jake Brown Road
Old Bridge, New Jersey 08857
                                                  (732) 679-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________
Copies to:

Gary P. Scharmett, Esquire
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
_________________________

Large accelerated filer                  ☐                                                                    Accelerated filer                        ☐

Non-accelerated filer                    ☐                                                       Smaller reporting company                  ☒
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered(1)	Proposed maximum Offering price per Share	Proposed maximum aggregate offering price (4)	Amount of Registration fee
Common Stock, $.001 par value per share	76,667 shares 623,333 shares	$1.64 (2) $1.91 (3)	$1,316,300	$152.82

(1)
This Registration Statement is only registering shares of Common Stock issued after the date of this Registration Statement under the Blonder Tongue Laboratories, Inc. 2005 Employee Equity Incentive Plan, as amended (the “Employee Plan”) and the Blonder Tongue Laboratories, Inc. 2005 Director Equity Incentive Plan, as amended (the “Director Plan”, together with the Employee Plan, the “Plans”), and such additional indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Plans.

(2)
Pursuant to Rule 457(h)(1), for shares issuable under presently outstanding options granted under the Director Plan, the weighted average price at which such options may be exercised has been used to determine the registration fee.

(3)
Pursuant to Rule 457(h)(1) and (c), for shares available under the Plans that have yet to be granted or are not presently subject to outstanding options, the average of the high and low prices per share of the Common Stock reported on the NYSE Amex on May 12, 2011 has been used to determine the registration fee.

(4)   Estimated solely for the purpose of determining the registration fee.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Instruction E of Form S-8 to register an additional 500,000 shares of the Company’s common stock issuable under the 2005 Employee Equity Incentive Plan, as amended (the “Employee Plan”) and an additional 200,000 shares of the Company’s common stock issuance under the 2005 Director Equity Incentive Plan, as amended (the “Director Plan”).  With respect to the Employee Plan, the contents of the Company’s Registration Statements on Form S-8 (Registration Nos. 333-126064 and 333-150755), originally filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2005 to register 500,000 shares and May 8, 2008 to register an additional 600,000 shares, respectively, are incorporated herein by reference, except for Items 3, 5 and 8 of Part II thereof.  With respect to the Director Plan, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-126064), originally filed with Commission on June 22, 2005 to register 200,000 shares, are incorporated herein by reference, except for Items 3, 5 and 8 of Part II thereof.

Following the registration of the shares registered hereby, there will be (i) an aggregate of 1,600,000 shares registered and authorized for issuance under the Employee Plan and (ii) an aggregate of 400,000 shares registered and authorized for issuance under the Director Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

(a)           the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(b)           all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal covered by the annual report referred to in (a) above; and

(c)           the description of the Company’s common stock, par value $.001 per share (“Common Stock”), contained in the Company’s Registration Statement on Form S-1 originally filed with the Commission on October 12, 1995, including any amendments or reports filed for the purpose of updating such descriptions.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 5.                      Interest of Named Experts and Counsel.

Gary P. Scharmett, a partner of Stradley, Ronon, Stevens & Young, LLP, legal counsel to the Company, is a director of the Company and beneficially owns 68,600 shares of Common Stock and holds options to purchase 85,000 shares of Common Stock at purchase prices of $3.40 per share (5,000 shares), $2.05 per share (5,000 shares), $3.10 per share (5,000 shares), $3.85 per share (5,000 shares), $1.905 per share (10,000 shares), $1.98 per share (10,000 shares), $1.435 per share (10,000 shares), $.755 (5,000 shares), $1.01 (10,000 shares), $1.33 (10,000) and $1.925 (10,000), which options may be exercised for a 10-year period ending on February 6, 2012 (5,000 shares), June 11, 2013 (5,000 shares), September 13, 2014 (5,000 shares), February 1, 2015 (5,000 shares), March 27, 2016 (10,000 shares), April 2, 2017 (10,000 shares), January 29, 2018 (10,000 shares), November 16, 2018 (5,000 shares), November 11, 2019 (10,000 shares), May 18, 2020 (10,000 shares) and March 22, 2021 (10,000 shares).

Item 8.                      Exhibits.

Reference is made to the Exhibit Index on Page II-3 filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant Blonder Tongue Laboratories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Bridge, State of New Jersey, on this 18th day of May, 2011.

BLONDER TONGUE LABORATORIES, INC.

By:                /s/ James A. Luksch
James A. Luksch, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints James A. Luksch and Robert J. Pallé, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name	Title	Date

/s/ James A. Luksch
James A. Luksch	Chairman of the Board and Chief Executive Officer	May 18, 2011
(Principal Executive Officer)
/s/ Eric Skolnik
Eric Skolnik	Senior Vice President and Chief Financial Officer	May 18, 2011
(Principal Financial Officer and Principal Accounting
Officer)
/s/ Robert J. Pallé, Jr.
Robert J. Pallé, Jr.	Director, President, Chief Operating Officer and Secretary	May 18, 2011

/s/ Anthony J. Bruno
Anthony J. Bruno	Director	May 18, 2011

/s/ Steven L. Shea
Steven L. Shea	Director	May 18, 2011

/s/ Gary P. Scharmett
Gary P. Scharmett	Director	May 18, 2011

/s/ James F. Williams
James F. Williams	Director	May 18, 2011

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EXHIBIT INDEX

Exhibit #	Description	Sequential Page Number

23.1	Consent of Marcum, LLP	Filed herein.
24.1	Power of Attorney	Contained in Signature Page on page II-2 herein.

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